Investor Letter 3Q 2023 November 7, 2023

Forward-Looking Statements This presentation contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to pursue opportunities through mergers and acquisitions; our ability to realize the benefits of the strategic partnerships; failure to consummate the proposed transactions; failure to make or take any filing or other action required to consummate the proposed transactions in a timely matter or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed transactions and disruptions from the proposed transactions that could harm BBAI’s or Pangiam’s respective businesses; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently does not know or that we currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this presentation. We anticipate that subsequent events and developments will cause our assessments to change. However, we specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements. Non-GAAP Financial Information This presentation includes financial measures that are not in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted Gross Margin and Recurring Operating Expenses. We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures. Because not all companies use identical calculations, our presentation of non- GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, certain 2020 financial information represents combined predecessor and successor information. EBITDA is defined as net income (loss) before interest expense, interest income, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net decrease in fair value of derivatives, restructuring charges, loss on extinguishment of debt, transaction bonuses, capital market advisory fees, termination of legacy benefits, management fees, non-recurring integration costs and strategic initiatives, commercial start-up costs, transaction expenses and goodwill impairment. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue. Recurring Operating Expenses is defined as total operating expense as adjusted for equity-based compensation expense in selling, general and administrative, equity-based compensation expense in research and development, restructuring charges, capital market advisory fees, non-recurring integration costs and strategic initiatives, accounts receivable reserves related to Virgin Orbit, transaction expenses and goodwill impairment. Reconciliations to the most directly comparable GAAP measures is provided in the Appendix to this presentation.

Additional Information and Where to Find It Important Additional Information Will be Filed with the SEC BigBear.ai Holdings, Inc. (“BBAI”) will file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement of BBAI relating to a special meeting of BBAI’s stockholders (the “proxy statement”). STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BBAI, PANGIAM INTERMEDIATE HOLDINGS, LLC (“PANGIAM”), THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties on BBAI’s website at https://ir.bigbear.ai. Participants in the Solicitation BBAI and Pangiam and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BBAI in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of BBAI, respectively, in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding BBAI’s directors and executive officers is contained in BBAI’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated May 24, 2023, which are filed with the SEC. No Offer or Solicitation This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Letter from the CEO Investors, Customers, and Employees – As I mark my one-year anniversary as the CEO of BigBear.ai, I find myself reflecting on the past, appreciating the present, and envisioning the future of our great company. Turning a company around is never simple. It requires commitment, innovation, and an unwavering belief in the potential of what's possible. Over the past twelve months, these principles have guided our actions and decisions. These principles also allowed us to persevere in the face of real challenges, some known and others unforeseen. We are delivering on our commitment to stockholders to stabilize BigBear.ai this year and position the company for future growth. At BigBear.ai we have always envisioned a world empowered by decision intelligence. That vision has never been more important, with today’s geopolitical environment making timely, efficient and effective decision-making essential to the safety of everyone on our planet. Our mission is, and has always been, to use our technology to deliver clarity for the world’s most complex decisions, and we see more and more examples of how our solutions are delivering on that vision every day. Our recent 3Q results bear witness to this transformative journey. We see continued positive momentum in our overall operating posture, a harbinger of corporate health and long-term growth. As planned at the beginning of the year, we stayed focused on operational efficiency. It shows, as this is our first quarter of positive cash from operations, net income, and positive adjusted EBITDA. While revenue declined 16.4% compared to the same quarter last year, we have previously communicated that our revenues can be lumpy depending on when contracts complete, or new contracts are awarded. As shared last quarter, we had certain Air Force programs that were planned to wind-down in July. Additionally, our Q3 results do not include any revenues for Virgin Orbit due to their bankruptcy announcement earlier this year. While we have seen some delays in new contract awards, we are anticipating revenue growth with our Army customer in Q4 as well as expansion with several other customers. As such, we’ve reaffirmed our 2023 guidance in our earnings release for the third quarter of 2023. Another exciting strategic milestone for BigBear.ai was announced yesterday morning with our signing of a definitive merger agreement to acquire Pangiam for approximately $70M on a cash- free and debt-free basis, paid 100% in common stock of BigBear.ai, subject to certain customary purchase price adjustments, which values the deal at a multiple of approximately 1.8x estimated FY23 revenue. The combined company will establish one of the industry’s most comprehensive Vision AI portfolios, uniting Pangiam’s facial recognition and advanced biometrics capabilities with BigBear.ai's computer vision capabilities, positioning the company as a foundational leader in one of the fastest growing categories for the application of AI. Pangiam was established in 2020 with a focus on the global trade, travel, and digital identity industries, and in those few short years, has grown into an organization that is projected to post revenues close to $40M for FY23 with significant contract wins in the Department of Homeland Security and the private sector. These estimates are based on current unaudited financials. We believe this acquisition will not only accelerate BigBear.ai’s transition to a software company but also enables both companies to realize greater economies of scale as we integrate. The proposed acquisition is expected to close in the first quarter of 2024, subject to customary closing conditions, including BigBear.ai stockholder approval and receipt of regulatory approval. More information about Pangiam and the transaction will be included with the proxy statement that we will file with the SEC in the coming weeks. Page 1

As we look to the future, we find ourselves in the beginning phases of a global AI arms race. We believe this race is not about who can develop advanced artificial intelligence capabilities and technologies most quickly in a controlled environment; this race is about which companies can achieve first-to-market advantage by bringing AI solutions to market that deliver tangible, high- business value benefit in real, imperfect operating environments. Those companies will be among the biggest winners. From this vantage, BigBear.ai is playing a pivotal role in determining how AI’s robust capabilities will be harnessed in complex mission-based operating environments and multi-national corporations. A part of this role is participating in how our country will develop and implement new regulatory and legislative frameworks for AI. BigBear.ai continues to be a thought leader in these conversations, and we have submitted multiple public comment letters on the topic. Going forward, our strategic decisions, investments, and innovations will continue to be focused on ensuring that we remain a leader in this pursuit. As we look towards closing 2023 strong and starting 2024 even stronger, our mindset remains one of continuous improvement. As always, we’re staying focused on our mission to deliver clarity for the world's most complex decisions and using that as the driving force behind everything we do. In closing, I express profound gratitude to our stockholders. With their ongoing support, our momentum is growing and together we're shaping a very bright future for BigBear.ai. Warm regards, Mandy Long CEO, BigBear.ai Page 2 Letter from the CEO

Q3 2023 Financial Highlights

Positive cash flow from operating activities at +$6.6M

- *Improvement of $13M year-over-year compared to Q3 2022 at ($6.4M)*



CASH FROM OPERATIONS
$(6.4)
+$13M
$6.6
Q3 2022
Q3 2023

SG&A quarterly expenses lower by $11.5M and 43% from Q2 22 peak

- *Recurring SG&A* down 41%from Q2 2022 for $35M annualized runrate*



Total SG&A since Q2 2022
$27.0
$21.0
$20.2
$16.5
$15.6
$16.1
$20.4
$15.3
$16.9
$13.1
$15.5
$12.3
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Recurring SG&A*
SG&A Non-Recurring Integration
SG&A Stock-Based Comp
Bad Debt Expense

First time achievement of positive Net Income of $4M and positive Adjusted EBITDA* in Q3 2023

- *53% year-over-year improvement in YTD performance compared to Q3 YTD 2022 at ($14.6M)*



Q3 ADJ EBITDA*
Q3 2022
Q3 2023
$0.2
$(3.9)
YTD 2023 ADJ EBITDA*
YTD 2022
YTD 2023
$(14.6)
$(6.9)

Note: Recurring SG&A and Adjusted EBITDA are non-GAAP measures. See the Appendix for the reconciliation of selling, general and administrative expenses to adjusted (recurring) selling, general and administrative expenses and net income (loss) to Adjusted EBITDA.

Page 3

Page 4 BigBear.ai (NYSE: BBAI), a leading provider of AI-enabled business intelligence solutions, today announced a definitive merger agreement to acquire Pangiam Intermediate Holdings, LLC (Pangiam), a leader in Vision AI for the global trade, travel, and digital identity industries, for approximately $70 million in an all-stock transaction. The combined company will create one of the industry’s most comprehensive Vision AI portfolios, combining Pangiam’s facial recognition and advanced biometrics with BigBear.ai’s computer vision capabilities, positioning the company as a foundational leader in one of the fastest growing categories for the application of AI. The proposed acquisition is expected to close in the first quarter of 2024, subject to customary closing conditions, including approval by the holders of a majority of BigBear.ai’s outstanding common shares and receipt of regulatory approval. For more info: Press Release Why BigBear.ai + Pangiam? 1. It will bring more capabilities to our shared customers by adding additional expertise in automation and AI, as well as products that are complimentary to existing and new customers. 2. It will position us for accelerated growth based on the world-class talent and technology that has made each of us trusted partners to our customers. This business combination will unlock value through a highly complementary customer mix, a strong pipeline and mutual upsell opportunities. 3. It aims to increase the value we create for our stockholders by combining two complementary businesses who will scale faster by working together. We will be able to leverage and share our complementary investments in critical software capabilities, saving us time and money. 4. We are investing where the market is going. The combination of our businesses will create one of the industry’s most comprehensive Vision AI portfolios, combining facial recognition and advanced biometrics with BigBear.ai's computer vision capabilities to spearhead the Vision AI industry. This will position the combined company as a foundational leader in one of the fastest growing categories for the application of AI. BigBear.ai to Acquire Pangiam, Combining Facial Recognition and Advanced Biometrics with BigBear.ai’s Computer Vision Capabilities to Spearhead the Vision AI Industry Q3 Business Highlights

Thomas Jefferson University Hospital Expanded partnership with TJUH to enable operational improvements through the use of our FutureFlow RX® Predictive AI platform allowing their hospitals to create ‘digital twin’ scenarios to plan and execute more efficiency and effectively. More info: Press Release AI Policy Thought Leadership BigBear.ai continues to be an active participant in conversations around how our country will develop and implement new regulatory and legislative frameworks for AI. We have submitted public comment letters to the Executive Office of the President, Office of Science and Technology Policy (OSTP), the US Department of Commerce, National Telecommunications and Information Administration (NTIA), and the Library of Congress, Copyright Office. Page 5 Q3 Business Highlights Air Force Research Laboratory Air Force Research Laboratory’s (AFRL) extended and expanded our work on Project AURORA to continue our collaboration to accelerate military planning processes. This represents a transformational change to normal course military planning, as BigBear.ai aims to condense the conventional two-year planning timeframe, presenting comprehensive, resource-backed operational plans in under a month. More info: Press Release

Appendix

Adjusted EBITDA Reconciliation Quarters Ended Nine Months Ended Key Metric: ($ thousands) September 30, 2023 September 30, 2022 September 30, 2023 September 30, 2022 Revenue 33,988 40,651 114,601 114,654 Net income (loss) 3,999 (16,110) (39,110) (91,779) Interest expense 3,540 3,557 10,656 10,666 Interest income (86) - (86) - Income tax (benefit) expense (5) 252 51 (1,491) Depreciation & amortization 1,971 2,038 5,936 5,764 EBITDA 9,419 (10,263) (22,553) (76,840) Adjustments: Equity-based compensation 4,793 2,222 12,592 11,160 Employer payroll taxes related to equity-based compensation 8 - 365 - Net (decrease) increase in fair value of derivatives (15,659) (102) (1,971) (1,564) Restructuring charges - 1,562 780 1,562 Capital market advisory fees - - - 741 Non-recurring integration costs and strategic initiatives 159 2,075 2,480 6,474 Commercial start-up costs - - - 6,490 Transaction expenses 1,437 566 1,437 2,151 Goodwill impairment - - - 35,252 Adjusted EBITDA 157 (3,940) (6,870) (14,574) Gross Margin 24.7% 28.9% 24.1% 27.2% Adjusted EBITDA Margin 0.5% (9.7%) (6.0%) (12.7%)

Recurring SG&A Reconciliation

Key Metric: ($ thousands)	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23
Selling, general and administrative	26,952	20,233	15,570	20,362	16,930	15,533
Equity-based compensation	(3,928)	(1,639)	1,279	(2,803)	(2,319)	(3,071)
Non-recurring integration costs and strategic initiatives	(2,024)	(2,075)	(781)	(1,508)	(813)	(159)
Virgin Orbit AR Reserve	-	-	-	(750)	(675)	(50)
Adjusted (recurring) selling, general and administrative expenses	**21,000**	**16,519**	**16,068**	**15,301**	**13,123**	**12,253**